                                  Exhibit FS-9


                         ATLANTIC CITY ELECTRIC COMPANY
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                              PRO FORMA
                                                           ACTUAL            ADJUSTMENTS          PRO FORMA
                                                         ----------       ----------------       ----------
ASSETS

CURRENT ASSETS
       Cash and cash equivalents                         $   11,769        $1,700,000(1)         $1,711,769
       Accounts receivable, net of
           allowances of $5,789                             140,291                                 140,291
       Investment in Conectiv money pool                    147,785                                 147,785
       Inventories, at average cost
            Fuel (coal, oil and gas)                         14,824                                  14,824
            Materials and supplies                            6,916                                   6,916
       Deferred income taxes, net                            13,955                                  13,955
       Other prepayments                                        935                                     935
                                                         ----------        ----------            ----------
                                                            336,475         1,700,000             2,036,475
                                                         ----------        ----------            ----------

INVESTMENTS                                                 115,666                                 115,666
                                                         ----------        ----------            ----------

PROPERTY, PLANT AND EQUIPMENT
       Electric generation                                  142,243                                 142,243
       Electric transmission and distribution             1,261,364                               1,261,364
       Other electric facilities                            120,025                                 120,025
       Other property, plant, and equipment                   5,772                                   5,772
                                                         ----------        ----------            ----------
                                                          1,529,404                               1,529,404
       Less: Accumulated depreciation                       653,445                                 653,445
                                                         ----------        ----------            ----------
       Net plant in service                                 875,959                                 875,959
       Construction work-in-progress                         53,443                                  53,443
       Leased nuclear fuel, at amortized cost                25,129                                  25,129
                                                         ----------        ----------            ----------
                                                            954,531                                 954,531
                                                         ----------        ----------            ----------

DEFERRED CHARGES AND OTHER ASSETS
       Recoverable stranded costs, net                      951,968                                 951,968
       Unrecovered purchased power costs                     13,988                                  13,988
       Deferred recoverable income taxes                     12,006                                  12,006
       Unrecovered New Jersey state excise tax                7,163                                   7,163
       Deferred debt refinancing costs                       12,167                                  12,167
       Deferred other postretirement benefit costs           29,356                                  29,356
       Unamortized debt expense                              12,852                                  12,852
       Other                                                 32,272                                  32,272
                                                         ----------        ----------            ----------
                                                          1,071,772                               1,071,772
                                                         ----------        ----------            ----------
TOTAL ASSETS                                             $2,478,444        $1,700,000            $4,178,444
                                                         ==========        ==========            ==========

See accompanying description of pro forma adjustments.

                                  Exhibit FS-9


                         ATLANTIC CITY ELECTRIC COMPANY
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                              PRO FORMA
                                                                              ACTUAL         ADJUSTMENTS       PRO FORMA
                                                                            ----------       -----------       ----------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
       Long-term debt due within one year                                   $   97,200                         $   97,200
       Variable rate demand bonds                                               22,600                             22,600
       Accounts payable                                                         58,696                             58,696
       Taxes accrued                                                            18,302                             18,302
       Interest accrued                                                         12,579                             12,579
       Dividends payable                                                        17,871                             17,871
       Current capital lease obligation                                         15,480                             15,480
       Deferred energy supply costs                                             30,480                             30,480
       Above-market purchased energy contracts
            and other electric restructuring liabilities                         7,368                              7,368
       Other                                                                    37,758                             37,758
                                                                            ----------       -----------       ----------
                                                                               318,334                            318,334
                                                                            ----------       -----------       ----------

DEFERRED CREDITS AND OTHER LIABILITIES
       Deferred income taxes, net                                              401,594                            401,594
       Regulatory liability for New Jersey income tax benefit                   49,262                             49,262
       Above-market purchased energy contracts
            and other electric restructuring liabilities                        16,799                             16,799
       Deferred investment tax credits                                          35,223                             35,223
       Long-term capital lease obligation                                        9,649                              9,649
       Pension benefit obligation                                               27,597                             27,597
       Other postretirement benefits obligation                                 35,802                             35,802
       Other                                                                    29,290                             29,290
                                                                            ----------       -----------       ----------
                                                                               605,216                            605,216
                                                                            ----------       -----------       ----------

CAPITALIZATION
       Common stock: $3 par value; shares authorized:
            25,000,000; shares outstanding: 18,320,937
            actual and pro forma                                                54,963                             54,963
       Additional paid-in capital                                              410,194                            410,194
       Retained earnings                                                       106,878                            106,878
                                                                            ----------       -----------       ----------
            Total common stockholders' equity                                  572,035                            572,035
       Preferred stock not subject to mandatory redemption                       6,231                              6,231
       Preferred stock subject to mandatory redemption                          23,950                             23,950
       Preferred securities of subsidiary trusts subject to mandatory
            redemption                                                          95,000                             95,000
       Long-term debt                                                          857,678         1,700,000(1)     2,557,678
                                                                            ----------       -----------       ----------
                                                                             1,554,894         1,700,000        3,254,894
                                                                            ----------       -----------       ----------
Commitments and Contingencies                                                       --                                 --
                                                                            ----------       -----------       ----------
TOTAL CAPITALIZATION AND LIABILITIES                                        $2,478,444       $ 1,700,000       $4,178,444
                                                                            ==========       ===========       ==========

See accompanying description of pro forma adjustments.


                                      -2-